Exhibit 23.1
                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-84281) pertaining to the 1-800-FLOWERS.COM, Inc. 1999 Stock Incentive Plan and the 1997 Stock Option Plan and the Registration Statement (Form S-8 No. 333-54590) pertaining to the 1-800-FLOWERS.COM, Inc. 2001 Employee Stock Purchase Plan of our report dated July 31, 2003, with respect to the consolidated financial statements and schedule of 1-800-FLOWERS.COM, Inc. included in the Annual Report (Form 10-K) for the year ended June 29, 2003.


                                                   /s/ Ernst & Young LLP

Melville, New York
September 26, 2003